Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 31, 2002, except for Note 18, as to which the date is February 28, 2002, relating to the consolidated financial statements and financial statement schedule of eLoyalty Corporation, which appears in the Current Report on Form 8-K dated June 19, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois
September 23, 2002